Exhibit 16.1

February 24, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549-7561

Commissioners:

We have read the statements made by Mellanox Technologies, Ltd. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Mellanox Technologies, Ltd. dated February 18, 2017. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Jose, CA